Exhibit 16

Ernst & Young LLP	Phone (214)969-8000
Suite 1500	Fax: (214)969-8587
2121 San Jacinto Street	Telex. 6710375
Dallas, Texas 75201	www.ey.com

EXHIBIT 16 TO FORM 8-K

August 21, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of the 8-K dated August 19, 2003, of Thomas Group, Inc. and are in agreement with the statements contained in paragraphs 2 and 3 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Ernst & Young LLP is a member of Ernst & Young International, Ltd.